Exhibit 10.29.2

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York

NY 10017

USA

09 January 2013

Termination of a Rate Swap Transaction – AMENDMENT

This Confirmation represents an amendment and restatement of any prior documents or other confirming communications between the parties with respect to the Transaction.

The purpose of this letter (“this Confirmation”) is to confirm the total termination of the Swap Transaction entered into between: JPMorgan Chase Bank, N.A. (“JPMorgan”) and NATIONAL CINEMEDIA, LLC (the “Counterparty”)

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

ORIGINAL TRANSACTION DETAILS

JPMorgan Deal Number:	6900033659368

Notional Amount:	USD 56,250,000.00

Trade Date:	02 March 2007

Effective Date:	13 March 2007

Termination Date:	13 February 2015, subject to adjustment in accordance with the Modified Following Business Day Convention.

It is agreed between the parties that on the Termination Trade Date, the rights, obligations and liabilities of JPMorgan and the Counterparty under the Swap Transaction shall be terminated and discharged with effect from the Termination Effective Date, provided that such termination and discharge shall not affect any rights, liabilities or obligations of JPMorgan or the Counterparty with respect to payments or other obligations due and payable or due to be performed on or prior to the Termination Effective Date.

Termination Trade Date:	26 November 2012

Termination Effective Date:	26 November 2012

Counterparty paid Termination Amount to JPMorgan:	USD 6,339,600.00 paid on the Termination Amount Payment Date

Termination Amount Payment Date:	26 November 2012

ACCOUNT DETAILS

Payments to JPMorgan:	As per our standard settlement instructions

Payments to Counterparty:	As per your standard settlement instructions

Our Ref: 6900033659368	Sent: 9 January 2013 21:26	Page 1 of 3

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900033659368

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla
Name: Carmine Pilla
Title: Executive Director

Accepted and confirmed as of the date first written: NATIONAL CINEMEDIA, LLC

By NATIONAL CINEMEDIA, INC, its manager

/s/ Gary W. Ferrera
Name: Gary W. Ferrera Title: EVP/CFO 1/11/13

Your reference number:

Our Ref: 6900033659368	Sent: 9 January 2013 21:26	Page 2 of 3

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group

Group E-mail address:
Facsimile:	(001) 888 803 3606
Telex:
Cable:

Please quote the JPMorgan deal number(s): 6900033659368.

Our Ref: 6900033659368	Sent: 9 January 2013 21:26	Page 3 of 3